Exhibit (g)(4)

       AMENDMENT DATED AS OF DECEMBER 27, 2007 TO THE CUSTODIAN AGREEMENT
           DATED DECEMBER 5, 2001, AS AMENDED, BETWEEN HIGHMARK FUNDS
               AND UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION


WHEREAS, HIGHMARK FUNDS, a Massachusetts business trust ("Principal") and UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION, a California corporation ("Bank"), entered into a Custodian Agreement (Foreign and Domestic Securities) dated December 5, 2001, as amended ("Custodian Agreement"); and

         WHEREAS, Principal and Bank (collectively, the "Parties") desire to amend the Custodian Agreement as provided herein;

         NOW, THEREFORE, the Parties hereby agree as follows:

     1. AMENDMENT TO SECTION 5.3 OF THE CUSTODIAN AGREEMENT. Effective as of December 13, 2007, Section 5.3 is replaced with the following:

          "5.3 REPORTING REQUIREMENTS. The Foreign Custody manager shall report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Appendix A reflecting any changes, on a quarter lag basis. The Foreign Custody Manager shall make written reports promptly notifying the Board of any other material changes in the foreign custody arrangement of the Fund or at such other times as the Board deems reasonable and appropriate."

     2. AMENDMENT TO SECTION 17 OF THE CUSTODIAN AGREEMENT. Effective as of December 13, 2007, Section 17 is amended to reflect the following changes of address:

          "17. ADDRESSES. Until further notice from either party, all communications called for under this Agreement shall be addressed as follows:

                IF TO PRINCIPAL:
                HIGHMARK FUNDS
                c/o HighMark Capital Management
                Attn: Vice President, HighMark Funds Administration 350 California Street, Suite 1600
                San Francisco, CA 94104

                IF TO CUSTODIAN:
                UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
                Union Bank of California Global Custody
                Attn: Moon Shil Lee, Vice President
                350 California Street, 6th Floor
                San Francisco, CA 94104"


     2. DEFINED TERMS: CONFIRMATION OF OTHER TERMS OF THE CUSTODIAN AGREEMENT. Any capitalized terms used herein and not defined herein shall have the meaning assigned to it in Custodian Agreement. The Custodian Agreement, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

     3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of December 27, 2007.


                                                HIGHMARK FUNDS.


                                                By: /s/ Pamela O'Donnell
                                                    --------------------
                                                    Name:  Pamela O'Donnell
                                                    Title: Treasurer


                                                UNION BANK OF CALIFORNIA, N.A.


                                                By: /s/ Margaret Bond
                                                    -----------------
                                                    Name:  Margaret Bond
                                                    Title: Vice President


                                                UNION BANK OF CALIFORNIA, N.A.

                                                By: /s/ John Kramon
                                                    ----------------
                                                    Name:  John Kramon
                                                    Title: Vice President


                                       2